Exhibit 99.1

Sharps Technology Announces Pricing of $3.8 Million Private Placement Priced at the Market

Proceeds to support the manufacturing of pre-filled specialty syringe systems through its partnership with Nephron Pharmaceuticals

NEW YORK, Feb. 01, 2023 (GLOBE NEWSWIRE) — Sharps Technology, Inc. (the “Company”, “Sharps”) (NASDAQ: “STSS” and “STSSW”), an innovative medical device and drug delivery Company offering patented, best-in-class syringe products, today announced that it entered into a securities purchase agreement with institutional investors for aggregate gross proceeds of approximately $3.8 million priced at the market under Nasdaq rules. Proceeds will be used to support the manufacturing of pre-filled specialty syringe systems through its partnership with Nephron Pharmaceuticals.

In connection with the offering, the Company will issue 2,248,521 units and pre-funded units at a purchase price of $1.69 per unit priced at-the-market under Nasdaq rules. The pre-funded units will be sold at the same price less the pre-funded warrant exercise price of $0.001. Each unit and pre-funded unit consist of one share of common stock (or pre-funded warrant) and one non-tradable warrant exercisable for one share of common stock at a price of $1.56. The warrants have a term of five years from the issuance date. Gross proceeds were $3.8 million before deducting fees to the placement agent and other offering expenses payable by the Company.

The offering is expected to close on or about February 3, 2023, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. is acting as the Exclusive Placement Agent in connection with the offering.

The securities described above are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the common stock and the common stock issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sharps Technology

Sharps Technology is a medical device and pharmaceutical packaging company specializing in the development and manufacturing of innovative drug delivery systems. The company’s product lines focus on low waste and ultra-low waste syringe technologies that incorporate both passive and active safety features. These features protect front line healthcare workers from life-threatening needle stick injuries and protect the public from needle re-use. Sharps Technology has extensive expertise in specialized prefilled syringe systems and ready to use processing. The company has a manufacturing facility in Hungary and has partnered with Nephron Pharmaceuticals to expand its manufacturing capacity in the US. For additional information, please visit www.sharpstechnology.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:

US Investor Relations:
Adam Holdsworth, Managing Director
TraDigital IR
adam@tradigitalir.com

Or

Investor Relations:
Dave Gentry
RedChip Companies Inc.
1-800-RED-CHIP (733-2447)
Or 407-491-4498
STSS@redchip.com